UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2017

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 689-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2017, Commercial Metals Company (the “Company”) and its wholly owned subsidiary, CMC Cometals International Sarl (the “Seller”), entered into an Interest Purchase Agreement (as amended, the “Purchase Agreement”) with Traxys North America LLC (“TNA”) and Traxys Europe S.A. (“TE”, and together with TNA, “Buyer”). Pursuant to the Purchase Agreement, the Seller agreed to sell CMC Cometals to Buyer. CMC Cometals markets, distributes and processes metal, ores, concentrates, industrial minerals, ferroalloys, chemicals and industrial products worldwide.

On August 31, 2017, the Company, Seller and Buyer entered into an amendment to the Purchase Agreement (the “Amendment”). Pursuant to the Amendment, the Company, Seller and Buyer (i) agreed to certain covenants related to the transfer and transition of assets, (ii) modified the provisions regarding employee compensation with respect to certain employees that are expected to transfer to Buyer at a later date and (iii) implemented certain matters related to the consummation of the transactions contemplated by the Purchase Agreement in certain non-U.S. jurisdictions.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to a future filing. The Amendment will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the Amendment. The representations, warranties and covenants obtained in the Amendment were made only for purposes of the Amendment as of the specific dates therein, were solely for the benefit of the parties to the Amendment, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Amendment instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 31, 2017 (the “Closing Date”), the Seller completed the sale of CMC Cometals to the Buyer. Pursuant to the Purchase Agreement, the purchase price for CMC Cometals was approximately $179 million in cash (the “Purchase Price”). The Purchase Price was estimated as of the Closing Date and is subject to a post-closing true up. The Company intends to use the net proceeds from the sale of CMC Cometals for general corporate purposes.

Item 8.01	Other Events

On August 31, 2017, the Company issued a press release announcing the closing of the sale of CMC Cometals, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(b) Pro forma financial information

Attached as Exhibit 99.2 hereto and incorporated herein by reference are the following unaudited pro forma condensed consolidated financial statements of the Company:

•	unaudited pro forma condensed consolidated balance sheet as of May 31, 2017; and

•	unaudited pro forma condensed consolidated statement of earnings for the nine months ended May 31, 2017.

The Company previously filed unaudited pro forma condensed consolidated statements of earnings for the years ended August 31, 2014, 2015 and 2016 on Form 8-K on June 26, 2017, which statements are hereby incorporated herein by reference.

(d) Exhibits

99.1	Press Release issued by Commercial Metals Company on August 31, 2017.

99.2	Unaudited pro forma condensed consolidated financial statements of Commercial Metals Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 7, 2017

COMMERCIAL METALS COMPANY

		By:	/s/ Mary Lindsey
			Name:	Mary Lindsey
			Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Commercial Metals Company on August 31, 2017.

99.2	Unaudited pro forma condensed consolidated financial statements of Commercial Metals Company.